Exhibit 99.1

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
Three Months Ended April 1, 2022
(unaudited, in millions)

Specialty Brands
Acthar Gel	$127.7
INOmax	99.0
Ofirmev	2.6
Therakos	59.9
Amitiza	47.7
Other	2.5
Specialty Brands Total	339.4

Specialty Generics
Opioids	50.0
ADHD	10.8
Addiction treatment	15.9
Other	2.8
Generics Subtotal	79.5
Controlled substances	20.4
APAP	46.3
Other	5.3
API Subtotal	72.0
Specialty Generics Total	151.5

Net sales	$490.9

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Three Months Ended				Fiscal Year Ended
	March 26, 2021	June 25, 2021	September 24, 2021	December 31, 2021	December 31, 2021
Specialty Brands
Acthar Gel	$129.0	$151.5	$143.4	$169.7	$593.6
INOmax	134.0	105.9	98.4	110.2	448.5
Ofirmev	12.8	6.5	4.7	4.9	28.9
Therakos	66.8	68.5	62.5	68.7	266.5
Amitiza	61.4	44.8	49.6	41.1	196.9
Other	4.4	4.3	1.1	2.8	12.6
Specialty Brands Total	408.4	381.5	359.7	397.4	1,547.0

Specialty Generics
Opioids	54.7	53.8	46.5	58.2	213.2
ADHD	8.3	7.8	8.7	12.6	37.4
Addiction treatment	16.4	16.0	15.3	20.6	68.3
Other	1.9	3.6	2.9	3.6	12.0
Generics Subtotal	81.3	81.2	73.4	95.0	330.9
Controlled substances	17.4	25.6	19.4	31.0	93.4
APAP	45.5	51.7	49.6	69.1	215.9
Other	5.4	6.4	5.1	4.7	21.6
API Subtotal	68.3	83.7	74.1	104.8	330.9
Specialty Generics Total	149.6	164.9	147.5	199.8	661.8

Net sales	$558.0	$546.4	$507.2	$597.2	$2,208.8

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
Fiscal Year Ended December 25, 2020
(unaudited, in millions)

Specialty Brands
Acthar Gel	$767.9
INOmax	574.1
Ofirmev	276.5
Therakos	238.6
Amitiza	188.8
Other	13.7
Specialty Brands Total	2,059.6

Specialty Generics
Opioids	233.9
ADHD	48.3
Addiction treatment	68.9
Other	7.3
Generics Subtotal	358.4
Controlled substances	98.3
APAP	213.0
Other	20.1
API Subtotal	331.4
Specialty Generics Total	689.8

Segment net sales	2,749.4
Medicaid lawsuit	(536.0)
Net sales	$2,213.4
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